For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Third Quarter 2013 Results

October 22, 2013, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income available to common shareholders for the third quarter of 2013 of $3.8 million, or $0.19 per diluted share, compared to $4.4 million, or $0.22 per diluted share, for the second quarter of 2013.  The second quarter’s results included net pre-tax gains of $1.4 million on the sale of other real estate.  Net income available to common shareholders for the nine months ended September 30, 2013 totaled $10.6 million, or $0.54 per diluted share, compared to $11.5 million, or $0.59 per diluted share, for the nine months ended September 30, 2012.

Mark Funke, President and CEO, stated, “We are pleased to announce solid core earnings, stabilized credit quality and a continued strong balance sheet structure for the third quarter of 2013.  The third quarter marked ongoing progress toward producing consistent, conservative, and sustainable earnings growth for our company.  Additionally, in the third quarter we announced that we will be consolidating our two bank charters and adopting the new name of Bank SNB across our three state geographic footprint effective November 16, 2013.  These changes will unify our brand as one bank under Southwest Bancorp, Inc. to better serve our clients and prepares us for growth in the future.”

Joe Shockley, CFO, stated, “During the quarter, we were pleased to redeem our 10.5% Trust Preferred Securities with par value of $34.5 million on September 16, 2013, which will improve our net interest income by approximately $3.5 million annually. The Company’s capital and liquidity remain strong.”

Financial Overview

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC.  For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

Condition:    At September 30, 2013, total assets were $2.0 billion, down $59.6 million compared to June 30, 2013,  primarily due to a decline in cash and cash equivalents as a result of the Trust Preferred Securities redemption.  Total loans were $1.3 billion, flat when compared to June 30, 2013, and total investment securities were $382.0 million as of September 30, 2013, an increase of $9.6 million compared June 30, 2013.

At September 30, 2013, the allowance for loan losses was $40.0 million, flat when compared to June 30, 2013.  The allowance for loan losses to portfolio loans was 3.12% as of September 30, 2013 and June 30, 2013.  The allowance for loan losses to nonperforming loans was 137.03% as of September 30, 2013, compared to 136.44% as of June 30, 2013.

Nonperforming loans decreased by $0.3 million during the quarter.  Other real estate at September 30, 2013 was $0.7 million, an increase of $0.5 million from June 30, 2013 and a decrease of $14.0 million from September 30, 2012.  Nonperforming assets were $29.9 million, or 2.33% of portfolio loans and other real estate, as of September

30, 2013,  an increase of $0.2 million (1%) from $29.7 million, or 2.30% of portfolio loans and other real estate, as of June 30, 2013.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of September 30, 2013 and June 30, 2013.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at September 30, 2013 and June 30, 2013.  Please see Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and each of its banking subsidiaries, as of September 30, 2013,  exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $315.6 million, for a total risk-based capital ratio of 21.52%, and Tier 1 capital was $296.5 million, for a Tier 1 risk-based capital ratio of 20.22%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $168.9 million.  Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $249.2 million, for a total risk-based capital ratio of 19.27%, and Tier 1 capital of $232.7 million, for a Tier 1 risk-based capital ratio of 17.99%.  Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $119.9 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Third Quarter Results:

Summary:  For the third quarter of 2013, net income available to common shareholders was $3.8 million, compared to $4.4 million for the second quarter of 2013, and $4.3 million for the third quarter of 2012.  The $0.6 million decrease in net income available to common shareholders compared to the second quarter of 2013 is primarily the result of a $0.2 million increase in noninterest expense and a $0.5 million decrease in the negative provision for loan losses, offset in part by a $0.1 million increase in net interest income.

The $0.5 million decrease in our net income available to common shareholders compared to the third quarter of 2012 is the result of a  $3.4 million decrease in net interest income, a $1.4 million decrease in the negative provision for loan losses, and a $0.4 million decrease in noninterest income, offset in part by a $1.6 million decrease in noninterest expense, a $1.6 million decrease in income tax expense, and a $1.5 million decrease primarily in dividends on preferred stock due to the repurchase during 2012.

   Net Interest Income:    Net interest income totaled $15.3 million for the third quarter of 2013, compared to $15.1 million for the second quarter of 2013, an increase of $0.1 million, or 1%, and to $18.7 million for the third quarter of 2012, a decrease of $3.4 million, or 18%.  Net interest margin was 3.11% for the third quarter of 2013, compared to 3.07% for the second quarter of 2013 and 3.59% for the third quarter of 2012.  With the rate environment remaining low in the short to mid-term, earning assets are repricing at lower rates.  Noncovered loans (including loans held for sale) declined $8.8 million, or 1%, from June 30, 2013, and $176.3 million, or 12%, from September 30, 2012, primarily due to a decline in commercial real estate loans.  On September 16, 2013, we redeemed the 10.5% Trust Preferred Securities with par value of $34.5 million.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative provision) of $0.3 million for the third quarter of 2013, compared to a credit of $0.9 million for the second quarter of 2013 and a credit of $1.7 million for third quarter of 2012.  For the third quarter of 2013, net recoveries totaled $0.1 million, or (0.02%) (annualized) of average portfolio loans, compared to net charge-offs of $1.6 million, or 0.50% (annualized) of average portfolio loans for the second quarter of 2013, and net recoveries of $1.6 million, or (0.42%) (annualized) of average portfolio loans for the third quarter of 2012.

Noninterest Income:  Noninterest income totaled $3.5 million for both the third quarter and second quarter of 2013, compared to $4.0 million for the third quarter of 2012.  The decrease from third quarter 2012 includes a $0.5 million decrease in the gain on sales of loans and a $0.1 million decrease in service charges and fees, offset in part by a $0.2 million increase in other noninterest income.  For the third quarter 2013, the decrease in gain on sale of loans was offset by the increase in other noninterest income due to a legal settlement.

Noninterest Expense:    Noninterest expense totaled $13.0 million for the third quarter of 2013, compared to $12.8 million for the second quarter of 2013 and $14.6 million for the third quarter of 2012.

The $0.2 million increase in noninterest expense from second quarter of 2013 primarily consists of a $1.0 million increase in other real estate expense, due to decreased net gains on sales of other real estate properties from those generated in the second quarter of this year, offset in part by a $0.4 million decrease in personnel expense, a $0.3 million decrease in general and administrative expense, and a $0.2 million decrease in the provision for unfunded loan commitments.

The $1.6 million decrease in noninterest expense from third quarter of 2012 consists of a $1.7 million decrease in other real estate expense due to decreased expenses and write-downs as a result of fewer other real estate properties.  Also included in the decline from third quarter of 2012 is a $0.3 million decrease in general and administrative expense, which is primarily the result of decreased consulting fees, legal fees, and miscellaneous expenses, and a $0.1 million decrease in FDIC and other insurance expense, offset in part by a $0.3 million increase in personnel expense and a $0.2 million increase in provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $2.3 million for the third quarter of 2013, compared to $2.2 million for the second quarter of 2013 and $3.9 million for the third quarter of 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The third quarter of 2013 effective tax rate was 38.01%.

Year-to-date Results:

Summary:  Net income available to common shareholders was $10.6 million as of September 30, 2013, compared to $11.5 million as of September 30, 2012.  The $0.9 million decrease in our net income available to common shareholders from September 30, 2012 is primarily the result of a $13.3 million decrease in net interest income and a $0.5 million decrease in noninterest income, offset in part by a $5.4 million decrease in noninterest expense, a $3.7 million decrease primarily in dividends on preferred stock due to the repurchase during 2012,  a $3.0 million decrease in income tax expense, and a  $0.7 million decrease in the provision for loan losses.

Net Interest Income:    Net interest income totaled $46.0 million for the first nine months of 2013, compared to $59.3 million for the first nine months of 2012, a decrease of $13.3 million, or  22%.  Lower average loan volume was the primary cause of this decrease.  Year-to-date net interest margin was 3.11%, compared to 3.71% for 2012.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision for Loan Losses and Net Charge-offs:    The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses was a credit (or negative provision) of $0.7 million for the first nine months of 2013, compared to an expense of $22,000 for the first nine months of 2012.  Net charge-offs totaled $5.9 million, or 0.61% (annualized) of average portfolio loans year-to-date as of September 30, 2013, compared to $1.0 million, or 0.08% (annualized) of average portfolio loans for the same period of 2012.

Noninterest Income:  Noninterest income totaled $10.6 million for the first nine months of 2013, compared to $11.1 million for the first nine months of 2012.  The decrease consists of a $0.7 million decline in service charges and fees, offset in part by a $0.2 million increase in other noninterest income.

Noninterest Expense:    Noninterest expense totaled $40.2 million for the first nine months of 2013, compared to $45.7 million for the first nine months of 2012.  The decrease consists of a $5.1 million decrease in other real estate expense, which is primarily due to net gains recognized on the sale of other real estate properties combined with decreased expenses associated with other real estate properties.  Also included in the decline from the first nine months of 2012 is a $1.6 million decrease in general and administrative expense, which is primarily the result of lower legal fees, consulting fees, other loan costs, and bank exam fees, and a $0.7 million decrease in FDIC and other insurance expense, offset in part by a $1.9 million increase in personnel expense.

Income Tax:  Income tax expense totaled $6.4 million for the first nine months of 2013, compared to $9.4 million for the first nine months of 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 37.81% as of September 30, 2013.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas.  Through its subsidiaries, commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services are offered from offices in Oklahoma, Texas, and Kansas.  Stillwater National was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At September 30, 2013,  Southwest had total assets of $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $252.8 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its subsidiaries provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of September 30, 2013, approximately $456.5 million, or 36%, of noncovered loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of current and potential healthcare lending business and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2013 through the date its financial statements are filed with the Securities and Exchange Commission.  The September 30,  2013 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Third Quarter	Second Quarter		Third Quarter
QUARTERLY HIGHLIGHTS	2013		% Change	2012	% Change
Operations
Net interest income	$15,273	$15,134	1%	$18,682	(18)%
Provision for loan losses	(329)	(876)	(62)	(1,726)	(81)
Noninterest income	3,547	3,491	2	3,950	(10)
Noninterest expense	13,019	12,839	1	14,591	(11)
Income before taxes	6,130	6,662	(8)	9,767	(37)
Taxes on income	2,330	2,248	4	3,880	(40)
Net income	3,800	4,414	(14)	5,887	(35)
Net income available to common shareholders	3,800	4,414	(14)	4,344	(13)
Diluted earnings per share	0.19	0.22	(14)	0.22	(14)
Balance Sheet
Total assets	1,972,367	2,031,962	(3)	2,151,153	(8)
Loans held for sale	3,641	7,217	(50)	34,749	(90)
Noncovered portfolio loans	1,284,004	1,289,226	(0)	1,429,165	(10)
Covered portfolio loans	18,980	21,646	(12)	28,197	(33)
Total deposits	1,583,791	1,615,961	(2)	1,743,673	(9)
Total shareholders' equity	252,802	249,420	1	244,821	3
Book value per common share	12.83	12.67	1	12.88	(0)
Key Ratios
Net interest margin	3.11%	3.07%		3.59%
Efficiency ratio	69.18	68.93		64.47
Total capital to risk-weighted assets	21.52	23.78		20.64
Nonperforming loans to portfolio loans - noncovered	2.27	2.29		1.88
Shareholders' equity to total assets	12.82	12.27		11.61
Tangible common equity to tangible assets*	12.76	12.22		11.33
Return on average assets (annualized)	0.75	0.87		1.07
Return on average common equity (annualized)	5.99	7.00		7.11
Return on average tangible common equity (annualized)**	6.02	7.03		7.15

	Nine Months
YEAR-TO-DATE HIGHLIGHTS	2013	2012	% Change
Operations
Net interest income	$46,013	$59,278	(22)%
Provision for loan losses	(707)	22	(3,314)
Noninterest income	10,575	11,065	(4)
Noninterest expense	40,246	45,669	(12)
Income before taxes	17,049	24,652	(31)
Taxes on income	6,446	9,437	(32)
Net income	10,603	15,215	(30)
Net income available to common shareholders	10,603	11,476	(8)
Diluted earnings per share	0.54	0.59	(8)
Balance Sheet
Total assets	1,972,367	2,151,153	(8)
Loans held for sale	3,641	34,749	(90)
Noncovered portfolio loans	1,284,004	1,429,165	(10)
Covered portfolio loans	18,980	28,197	(33)
Total deposits	1,583,791	1,743,673	(9)
Total shareholders' equity	252,802	244,821	3
Book value per common share	12.83	12.88	(0)
Key Ratios
Net interest margin	3.11%	3.71%
Efficiency ratio (GAAP-based)	71.12	64.92
Total capital to risk-weighted assets	21.52	20.64
Nonperforming loans to portfolio loans - noncovered	2.27	1.88
Shareholders' equity to total assets	12.82	11.61
Tangible common equity to tangible assets*	12.76	11.33
Return on average assets (annualized)	0.69	0.89
Return on average common equity (annualized)	5.64	6.24
Return on average tangible common equity (annualized)**	5.67	6.41

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	September 30,	December 31,	September 30,
	2013	2012	2012
Assets
Cash and due from banks	$31,043	$45,045	$25,524
Interest-bearing deposits	214,241	243,034	164,712
Cash and cash equivalents	245,284	288,079	190,236
Securities held to maturity (fair values of $12,177, $13,659, and $13,854, respectively)	11,739	12,797	12,942
Securities available for sale (amortized cost of $371,433, $358,317, and $361,379, respectively)	370,262	364,315	368,557
Loans held for sale	3,641	31,682	34,749
Noncovered loans receivable	1,284,004	1,321,346	1,429,165
Less: Allowance for loan losses	(40,013)	(46,494)	(43,607)
Net noncovered loans receivable	1,243,991	1,274,852	1,385,558
Covered loans receivable (includes loss share: $4,282, $6,714, and $7,333, respectively)	18,980	25,707	28,197
Less: Allowance for loan losses	(68)	(224)	(138)
Net covered loans receivable	18,912	25,483	28,059
Net loans receivable	1,262,903	1,300,335	1,413,617
Accrued interest receivable	5,725	6,365	7,347
Income tax receivable	1,807	24,525	24,549
Premises and equipment, net	21,283	21,691	22,197
Noncovered other real estate	676	11,315	14,683
Covered other real estate	1,017	3,643	4,142
Goodwill	1,214	1,214	1,214
Other intangible assets, net	5,022	4,864	4,786
Other assets	41,794	51,430	52,134
Total assets	$1,972,367	$2,122,255	$2,151,153

Liabilities
Deposits:
Noninterest-bearing demand	$436,904	$424,008	$429,407
Interest-bearing demand	106,176	112,012	113,677
Money market accounts	423,720	423,417	385,296
Savings accounts	39,727	37,693	36,461
Time deposits of $100,000 or more	270,916	351,273	389,969
Other time deposits	306,348	361,175	388,863
Total deposits	1,583,791	1,709,578	1,743,673
Accrued interest payable	840	1,116	944
Other liabilities	9,878	13,180	13,058
Other borrowings	78,663	70,362	66,694
Subordinated debentures	46,393	81,963	81,963
Total liabilities	1,719,565	1,876,199	1,906,332

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,703,313, 19,529,705, and 19,448,312 shares issued and outstanding, respectively	19,703	19,530	19,448
Additional paid-in capital	99,488	99,705	98,903
Retained earnings	135,696	125,093	124,123
Accumulated other comprehensive income (loss)	(2,085)	1,728	2,347
Total shareholders' equity	252,802	246,056	244,821
Total liabilities and shareholders' equity	$1,972,367	$2,122,255	$2,151,153

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the nine months
	September 30,	June 30,	September 30,	ended September 30,
	2013	2013	2012	2013	2012
Interest income
Loans	$16,242	$16,415	$20,496	$49,663	$65,581
Investment securities	1,623	1,594	1,934	4,908	6,019
Other interest-earning assets	270	255	186	765	563
Total interest income	18,135	18,264	22,616	55,336	72,163

Interest expense
Interest-bearing deposits	1,317	1,442	2,251	4,411	7,689
Other borrowings	225	222	225	667	671
Subordinated debentures	1,320	1,466	1,458	4,245	4,525
Total interest expense	2,862	3,130	3,934	9,323	12,885

Net interest income	15,273	15,134	18,682	46,013	59,278

Provision for loan losses	(329)	(876)	(1,726)	(707)	22

Net interest income after provision for loan losses	15,602	16,010	20,408	46,720	59,256

Noninterest income
Service charges and fees	2,589	2,607	2,730	7,856	8,588
Gain on sales of loans	619	831	1,106	2,264	2,223
Gain on investment securities	-	-	-	-	35
Other noninterest income	339	53	114	455	219
Total noninterest income	3,547	3,491	3,950	10,575	11,065

Noninterest expense
Salaries and employee benefits	7,645	8,039	7,362	23,820	21,963
Occupancy	2,721	2,679	2,729	7,974	7,909
FDIC and other insurance	413	400	539	1,304	2,021
Other real estate, net	(387)	(1,394)	1,267	(1,428)	3,698
General and administrative	2,627	3,115	2,694	8,576	10,078
Total noninterest expense	13,019	12,839	14,591	40,246	45,669
Income before taxes	6,130	6,662	9,767	17,049	24,652
Taxes on income	2,330	2,248	3,880	6,446	9,437
Net income	$3,800	$4,414	$5,887	$10,603	$15,215
Net income available to common shareholders	$3,800	$4,414	$4,344	$10,603	$11,476

Basic earnings per common share	$0.19	$0.22	0.22	$0.53	$0.59
Diluted earnings per common share	0.19	0.22	0.22	0.54	0.59
Common dividends declared per share	-	-	-	-	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	September 30, 2013			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,277,747	$15,837	4.92%	$1,296,589	$16,018	4.96%
Covered loans	20,271	405	7.93	22,361	397	7.12
Investment securities	364,746	1,623	1.76	374,353	1,594	1.71
Other interest-earning assets	287,968	270	0.37	282,067	255	0.36
Total interest-earning assets	1,950,732	18,135	3.69	1,975,370	18,264	3.71
Other assets	57,622			63,390
Total assets	$2,008,354			$2,038,760

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$117,124	$35	0.12%	$126,250	$37	0.12%
Money market accounts	416,839	182	0.17	420,477	190	0.18
Savings accounts	38,992	10	0.10	38,833	12	0.12
Time deposits	600,321	1,090	0.72	633,647	1,203	0.76
Total interest-bearing deposits	1,173,276	1,317	0.45	1,219,207	1,442	0.47
Other borrowings	75,822	225	1.18	71,857	222	1.24
Subordinated debentures	75,004	1,320	7.04	81,963	1,466	7.15
Total interest-bearing liabilities	1,324,102	2,862	0.86	1,373,027	3,130	0.91

Noninterest-bearing demand deposits	422,203			402,224
Other liabilities	10,319			10,561
Shareholders' equity	251,730			252,948
Total liabilities and shareholders' equity	$2,008,354			$2,038,760

Net interest income and spread		$15,273	2.83%		$15,134	2.80%
Net interest margin (1)			3.11%			3.07%
Average interest-earning assets
to average interest-bearing liabilities	147.32%			143.87%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,301,446	$48,369	4.97%	$1,574,095	$63,861	5.42%
Covered loans	22,492	1,294	7.69	32,490	1,720	7.07
Investment securities	373,150	4,908	1.76	339,776	6,019	2.37
Other interest-earning assets	279,549	765	0.37	188,264	563	0.40
Total interest-earning assets	1,976,637	55,336	3.74	2,134,625	72,163	4.52
Other assets	69,423			149,193
Total assets	$2,046,060			$2,283,818

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$125,598	$117	0.12%	$118,036	$178	0.20%
Money market accounts	418,973	608	0.19	375,634	750	0.27
Savings accounts	38,850	34	0.12	35,237	39	0.15
Time deposits	638,739	3,652	0.76	875,012	6,722	1.03
Total interest-bearing deposits	1,222,160	4,411	0.48	1,403,919	7,689	0.73
Other borrowings	72,491	667	1.23	59,846	671	1.50
Subordinated debentures	79,618	4,245	7.11	81,963	4,525	7.36
Total interest-bearing liabilities	1,374,269	9,323	0.91	1,545,728	12,885	1.11

Noninterest-bearing demand deposits	409,393			388,370
Other liabilities	11,047			48,851
Shareholders' equity	251,351			300,869
Total liabilities and shareholders' equity	$2,046,060			$2,283,818

Net interest income and spread		$46,013	2.83%		$59,278	3.41%
Net interest margin (1)			3.11%			3.71%
Average interest-earning assets
to average interest-bearing liabilities	143.83%			138.10%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$743,858	$786,686	$819,873	$870,977	$898,453	$931,239	$996,486
One-to-four family residential	80,561	77,445	73,911	70,952	74,081	74,390	76,287
Real estate construction:
Commercial	162,995	158,907	139,462	130,753	206,342	211,098	222,678
One-to-four family residential	4,464	5,241	5,015	3,656	3,438	4,184	3,814
Commercial	263,598	235,667	232,224	240,498	244,018	263,085	273,324
Installment and consumer:
Guaranteed student loans	4,471	4,520	4,576	4,680	4,872	5,153	5,276
Other	27,698	27,977	28,553	31,512	32,710	33,555	31,766
Total noncovered loans, including held for sale	1,287,645	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Less allowance for loan losses	(40,013)	(40,270)	(42,639)	(46,494)	(43,607)	(43,807)	(45,023)
Total noncovered loans, net	$1,247,632	$1,256,173	$1,260,975	$1,306,534	$1,420,307	$1,478,897	$1,564,608
Covered:
Real estate mortgage:
Commercial	$13,577	$15,452	$16,970	$18,298	$20,664	$21,472	$22,607
One-to-four family residential	4,084	4,253	4,458	4,881	5,059	5,432	5,766
Real estate construction:
Commercial	312	320	367	382	419	1,627	2,344
Commercial	967	1,554	1,715	2,037	1,937	2,033	2,401
Installment and consumer	40	67	91	109	118	148	196
Total covered loans	18,980	21,646	23,601	25,707	28,197	30,712	33,314
Less allowance for loan losses	(68)	(82)	(214)	(224)	(138)	(91)	(60)
Total covered loans, net	$18,912	$21,564	$23,387	$25,483	$28,059	$30,621	$33,254
LOANS BY SEGMENT
Oklahoma banking	$681,749	$656,356	$628,747	$652,121	$704,916	$751,758	$810,217
Texas banking	414,433	444,327	495,815	520,481	560,197	588,370	616,455
Kansas banking	206,802	210,189	195,355	174,451	192,249	189,292	177,508
Subtotal	1,302,984	1,310,872	1,319,917	1,347,053	1,457,362	1,529,420	1,604,180
Secondary market	3,641	7,217	7,298	31,682	34,749	23,996	38,765
Total loans	$1,306,625	$1,318,089	$1,327,215	$1,378,735	$1,492,111	$1,553,416	$1,642,945
NONPERFORMING LOANS BY TYPE
Construction & development	$5,659	$5,989	$6,409	$3,355	$3,436	$3,608	$3,768
Commercial real estate	12,203	12,325	13,362	18,337	20,576	4,932	6,821
Commercial	10,887	10,719	11,861	15,232	1,791	10,878	2,209
One-to-four family residential	396	418	651	1,310	949	1,125	1,508
Consumer	55	64	73	160	131	176	118
Total nonperforming loans - noncovered	$29,200	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$3,279	$1,678	$2,000	$2,956	$4,369	$2,979	$3,550
Texas banking	24,963	26,294	28,817	33,756	19,940	14,894	5,703
Kansas banking	958	1,543	1,539	1,682	2,574	2,846	5,171
Total nonperforming loans - noncovered	$29,200	$29,515	$32,356	$38,394	$26,883	$20,719	$14,424
OTHER REAL ESTATE BY TYPE
Construction & development	$676	$145	$215	$215	$445	$2,585	$3,542
Commercial real estate	-	-	9,207	11,003	14,130	14,129	14,854
One-to-four family residential	-	-	-	97	108	549	933
Total other real estate - noncovered	$676	$145	$9,422	$11,315	$14,683	$17,263	$19,329
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$1,980	$3,393	$6,178	$6,178	$6,273
Texas banking	-	-	7,227	7,227	7,227	9,162	9,846
Kansas banking	676	145	215	695	1,278	1,923	3,210
Total other real estate - noncovered	$676	$145	$9,422	$11,315	$14,683	$17,263	$19,329
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	22,222	$20,745	$19,968	$22,077	$22,565	$25,563	$33,907
Commercial real estate	62,475	62,166	60,329	58,549	53,725	71,537	67,654
Commercial	10,028	10,136	8,220	12,526	9,305	12,753	23,506
One-to-four family residential	414	1,071	1,129	1,147	1,157	1,230	1,253
Consumer	-	-	-	62	-	-	-
Total potential problem loans - noncovered	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$31,345	$31,495	$32,246	$30,875	$39,606	$48,038	$44,122
Texas banking	59,561	58,710	51,978	58,377	43,313	59,368	79,735
Kansas banking	4,233	3,913	5,422	5,109	3,833	3,677	2,463
Total potential problem loans - noncovered	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
LOANS OUT OF MARKET
Net balance of loans out of market:
Arizona	$30,516	$31,564	$33,017	$40,326	$41,255	$39,449	$34,749
Iowa	22,438	22,537	22,659	22,826	22,958	23,022	23,130
Colorado	12,358	8,586	3,067	3,110	3,119	3,111	3,104
North Carolina	10,161	300	407	65	604	682	771
Kentucky	10,088	11,860	10,144	8,691	7,517	9,455	517
California	9,472	9,632	10,866	9,791	9,684	9,922	10,252
Mississippi	8,929	9,233	9,170	9,239	9,842	-	-
South Carolina	7,125	7,165	7,205	7,244	7,283	7,320	-
Florida	6,314	6,346	6,333	6,254	6,204	6,240	6,269
Tennessee	6,136	6,171	6,246	6,204	6,232	6,310	6,368
Other	17,716	21,914	18,923	29,915	31,143	31,737	37,730
Total loans out of market	$141,253	$135,308	$128,037	$143,665	$145,841	$137,248	$122,890
Nonperforming loans out of market:
Arizona	$11,205	$12,167	$13,419	$11,599	$250	$256	$261
New York	1,033	1,048	-	-	-	-	-
Florida	258	264	270	275	281	287	293
Colorado	-	-	131	131	131	131	131
Other	-	1	-	59	-	-	-
Total nonperforming out of market	$12,496	$13,480	$13,820	$12,064	$662	$674	$685
Potential problem loans out of market:
Iowa	$11,645	$11,719	$11,792	$11,868	$11,941	$11,970	$12,035
New Jersey	1,170	1,244	-	-	-	-	-
California	499	512	524	536	548	559	570
Florida	71	75	80	85	90	95	100
Arizona	-	-	-	9,037	-	-	-
Total potential problem out of market	$13,385	$13,550	$12,396	$21,526	$12,579	$12,624	$12,705
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$40,352	$42,853	$46,718	$43,745	$43,898	$45,083	$44,684
Charge offs	600	2,072	4,651	722	2,653	2,229	1,936
Recoveries	658	447	288	610	4,226	1,012	619
Net charge offs (recoveries)	(58)	1,625	4,363	112	(1,573)	1,217	1,317
Provision for loan losses	(329)	(876)	498	3,085	(1,726)	32	1,716
Balance, end of period	$40,081	$40,352	$42,853	$46,718	$43,745	$43,898	$45,083
NET CHARGE OFFS BY TYPE
Construction & development	(20)	$111	$(19)	$(22)	$(1,823)	$(85)	$(42)
Commercial real estate	274	7	416	(18)	2,022	91	14
Commercial	(169)	1,085	3,751	239	(1,894)	1,228	1,211
One-to-four family residential	(165)	363	167	(40)	20	(105)	123
Consumer	22	59	48	(47)	102	88	11
Total net charge offs (recoveries) by type	$(58)	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(203)	$200	$589	$(261)	$5	$(247)	$1,150
Texas banking	(80)	1,356	3,241	305	857	1,139	227
Kansas banking	225	69	533	68	(2,435)	325	(60)
Total net charge offs (recoveries) by segment	$(58)	$1,625	$4,363	$112	$(1,573)	$1,217	$1,317

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands)	Table 7

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.19	$0.22	$0.12	$0.05	$0.22	$0.15	$0.21
Diluted earnings per common share	0.19	0.22	0.12	0.05	0.22	0.15	0.21
Book value per common share	12.83	12.67	12.72	12.60	12.59	12.35	12.21
Tangible book value per share*	12.77	12.60	12.66	12.54	12.53	12.29	12.15
COMMON STOCK
Shares issued and outstanding	19,703,313	19,692,606	19,692,038	19,529,721	19,448,312	19,447,202	19,445,913
OTHER FINANCIAL DATA
Investment securities	$382,001	$372,403	$365,605	$377,112	$381,499	$340,378	$333,860
Loans held for sale	3,641	7,217	7,297	31,682	34,749	23,996	38,765
Noncovered portfolio loans	1,284,004	1,289,226	1,296,317	1,321,346	1,429,165	1,498,708	1,570,866
Total noncovered loans	1,287,645	1,296,443	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Covered portfolio loans	18,980	21,646	23,601	25,707	28,197	30,712	33,314
Total assets	1,972,367	2,031,962	2,091,694	2,122,255	2,151,153	2,264,123	2,268,264
Total deposits	1,583,791	1,615,961	1,677,668	1,709,578	1,743,673	1,788,379	1,806,780
Other borrowings	78,663	74,334	70,872	70,362	66,694	68,477	55,139
Subordinated debentures	46,393	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	252,802	249,420	250,509	246,056	244,821	309,003	306,046
Mortgage servicing portfolio	383,400	368,825	356,032	343,397	329,184	305,465	301,378
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,185	2,306	2,424	2,543	2,664	2,785	2,906
Mortgage servicing rights	2,837	2,675	2,445	2,321	2,122	1,975	1,952
Total intangible assets	$6,236	$6,195	$6,083	$6,078	$6,000	$5,974	$6,072
Intangible amortization expense	$314	$313	$410	$283	$283	$282	$296
DEPOSIT COMPOSITION
Non-interest bearing demand	$436,904	$412,176	$416,979	$424,008	$429,407	$421,083	$395,141
Interest-bearing demand	106,176	138,502	125,914	112,012	113,677	119,929	119,759
Money market accounts	423,720	408,145	437,629	423,417	385,296	361,839	349,419
Savings accounts	39,727	38,611	39,733	37,693	36,461	35,610	34,679
Time deposits of $100,000 or more	270,916	295,179	317,270	351,273	389,969	431,317	464,876
Other time deposits	306,348	323,348	340,143	361,175	388,863	418,601	442,906
Total deposits**	$1,583,791	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
OFFICES AND EMPLOYEES
FTE Employees	407	408	412	422	429	430	435
Branches	23	22	22	22	23	23	23
Loan production offices	0	1	1	1	2	2	2
Assets per employee	$4,846	$4,980	$5,077	$5,029	$5,014	$5,265	$5,214
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,583,791	$1,615,961	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
Less:
Brokered time deposits	1,343	4,904	5,760	9,865	10,197	12,238	13,307
Other brokered deposits	3,423	3,422	3,422	3,421	4,421	4,420	6,529
Non-brokered deposits	$1,579,025	$1,607,635	$1,668,486	$1,696,292	$1,729,055	$1,771,721	$1,786,944
Plus:
Sweep repurchase agreements	53,663	49,334	45,872	45,362	41,694	43,477	30,139
Core funding	$1,632,688	$1,656,969	$1,714,358	$1,741,654	$1,770,749	$1,815,198	$1,817,083

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL FINANCIAL DATA (Dollars in thousands)	Table 8

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.75%	0.87%	0.46%	0.18%	1.06%	0.73%	0.89%
Return on average common equity (annualized)	5.99	7.00	3.89	1.56	7.11	5.03	7.00
Return on average tangible common equity
(annualized)*	6.02	7.03	3.90	1.56	7.15	5.06	7.03
Net interest margin (annualized)	3.11	3.07	3.16	3.41	3.59	3.71	3.82
Effective tax rate	38.01	33.74	43.88	31.45	39.73	37.12	37.50
Efficiency ratio	69.18	68.93	75.16	79.68	64.47	71.82	58.73
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$29,198	$29,513	$32,356	$35,104	$26,493	$20,474	$14,324
90 days past due and accruing	2	2	-	3,290	390	245	100
Total nonperforming loans	29,200	29,515	32,356	38,394	26,883	20,719	14,424
Other real estate	676	145	9,422	11,315	14,683	17,263	19,329
Total nonperforming assets	$29,876	$29,660	$41,778	$49,709	$41,566	$37,982	$33,753
Performing restructured	$527	$993	$512	$290	$281	$328	$1,700
Potential problem loans	$95,139	$94,118	$89,646	$94,361	$86,752	$111,083	$126,320
Covered:
Nonaccrual loans	$3,480	$3,062	$2,873	$3,595	$4,809	$6,067	$7,015
90 days past due and accruing	-	-	-	-	353	-	-
Total nonperforming loans	3,480	3,062	2,873	3,595	5,162	6,067	7,015
Other real estate	1,017	1,666	2,243	3,643	4,142	3,825	4,694
Total nonperforming assets	$4,497	$4,728	$5,116	$7,238	$9,304	$9,892	$11,709
Performing restructured	$1,733	$1,800	$1,854	$2,523	$2,548	$1,701	$-
Potential problem loans	$2,030	$3,352	$3,986	$3,155	$1,621	$1,573	$553
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	(0.02)%	0.50%	1.32%	0.03%	(0.42)%	0.31%	0.32%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	2.33%	2.30%	3.20%	3.73%	2.88%	2.51%	2.12%
Nonperforming loans to portfolio loans	2.27	2.29	2.50	2.91	1.88	1.38	0.92
Allowance for loan losses to portfolio loans	3.12	3.12	3.29	3.52	3.05	2.92	2.87
Allowance for loan losses to
nonperforming loans	137.03	136.44	131.78	121.10	162.21	211.43	312.14
Covered:
Nonperforming assets to portfolio loans and
other real estate	22.49%	20.28%	19.80%	24.66%	28.77%	28.64%	30.81%
Nonperforming loans to portfolio loans	18.34	14.15	12.17	13.98	18.31	19.75	21.06
Allowance for loan losses to portfolio loans	0.36	0.38	0.91	0.87	0.49	0.30	0.18
Allowance for loan losses to
nonperforming loans	1.95	2.68	7.45	6.23	2.67	1.50	0.86
CAPITAL RATIOS
Average total shareholders' equity to
average assets	12.53%	12.41%	11.92%	11.61%	12.31%	13.56%	12.99%
Leverage ratio	14.78	16.10	15.59	15.01	14.49	16.84	16.20
Tier 1 capital to risk-weighted assets	20.22	22.48	22.25	20.28	19.36	22.24	21.21
Total capital to risk-weighted assets	21.52	23.78	23.54	21.56	20.64	23.52	22.49
Tangible common equity to tangible assets***	12.76	12.22	11.93	11.54	11.33	10.56	10.42
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL FINANCIAL DATA (Dollars in thousands)	Table 8 Continued

	2013			2012
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
REGULATORY CAPITAL DATA
Tier I capital	$296,488	$326,831	$324,659	$319,665	$317,665	$382,263	$378,949
Total capital	315,570	345,717	343,562	339,964	338,739	404,252	401,808
Total risk adjusted assets	1,466,672	1,453,878	1,459,465	1,576,521	1,641,121	1,719,058	1,786,282
Average total assets	2,006,525	2,030,064	2,082,789	2,130,035	2,192,579	2,269,640	2,339,784
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$252,802	$249,420	$250,509	$246,056	$244,821	$309,003	$306,046
Less:
Goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Preferred stock	-	-	-	-	-	68,837	68,644
Tangible common equity	$251,588	$248,206	$249,295	$244,842	$243,607	$238,952	$236,188
Total assets	$1,972,367	$2,031,962	$2,091,694	$2,122,255	$2,151,153	$2,264,123	$2,268,264
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$1,971,153	$2,030,748	$2,090,480	$2,121,041	$2,149,939	$2,262,909	$2,267,050
Tangible common equity to tangible assets	12.76%	12.22%	11.93%	11.54%	11.33%	10.56%	10.42%

Balance sheet amounts and ratios are as of period end unless otherwise noted.